News Release
For more information contact:

Media, please contact:
Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

Analyst/Investors, please contact:
Preston Romm, Iomega Corporation, (858) 314-7188

FOR IMMEDIATE RELEASE

Iomega Received Revised Unsolicited Proposal
And is Prepared to Enter into Discussions with EMC

San Diego, March 17, 2008 – Iomega Corporation (NYSE: IOM) announced today receipt of a revised unsolicited non-binding indication of interest from EMC Corporation (NYSE: EMC), in which EMC indicated that it is prepared to offer to acquire the outstanding common stock of Iomega for up to $3.75 per share, assuming a total of approximately 54.8 million outstanding shares, subject to completion of due diligence.   The Iomega board of directors, after consultation with its financial and legal advisors, has determined that the revised acquisition proposal from EMC would reasonably constitute a superior proposal as defined in the previously announced share purchase agreement that Iomega entered into with ExcelStor Great Wall Technology Limited, a Cayman Islands company (“ESGWT”), Shenzhen ExcelStor Technology Limited, a PRC company (“SETL” and, together with ESGWT, “ExcelStor”), Great Wall Technology Company Limited, a People’s Republic of China company (“GWT”), ExcelStor Group Limited, a Cayman Islands company (“EGL”), and ExcelStor Holdings Limited, a British Virgin Islands company (“EHL” and, together with GWT and EGL, the “Selling Shareholders”), on December 12, 2007 (the “ExcelStor Purchase Agreement”).  Based on this determination and as permitted by the ExcelStor Purchase Agreement, Iomega’s board of directors has authorized Iomega to furnish information to EMC and enter into discussions with it regarding its most recent proposal.  Pursuant to the ExcelStor Purchase Agreement, Iomega must provide the Selling Shareholders with at least 2 business days notice prior to entering into discussions with or furnishing any information to EMC in response or with respect to the EMC acquisition proposal.  Iomega provided such notice to the Selling Shareholders on March 14, 2008.

Iomega’s board of directors, together with its financial and legal advisors, will continue to evaluate all aspects of the acquisition proposal from EMC.  While Iomega’s board of directors has determined that the EMC acquisition proposal would reasonably constitute a superior proposal, it has not determined that a transaction with EMC is superior to the business combination contemplated under the ExcelStor Purchase Agreement as there are no agreed upon terms for a transaction with EMC.

The EMC acquisition proposal is a non-binding indication of interest and is subject to completion of due diligence of Iomega by EMC and agreeing to terms for a definitive agreement.  There can be no assurance that EMC will ultimately make an offer that Iomega’s board of directors will determine constitutes a superior proposal or that Iomega and EMC will reach an agreement on terms regarding the acquisition of Iomega by EMC.  Additionally, there can be no assurance that, if an agreement is reached between Iomega and EMC, the price per share paid by EMC will be equal to the price per share specified in EMC’s current non-binding indication of interest.

While Iomega’s board has authorized Iomega to enter into discussions with EMC, there is no definitive proposal with terms and Iomega’s board of directors has not approved, adopted or recommended an EMC acquisition proposal.  Moreover, Iomega’s board of directors has not withdrawn, qualified, or modified its recommendation with respect to the ExcelStor Purchase Agreement, or the transactions contemplated thereby, and the ExcelStor Purchase Agreement among Iomega, the Selling Shareholders and ExcelStor remains in full force and effect.

As previously announced on December 12, 2007, pursuant to the share purchase agreement with ExcelStor and the Selling Shareholders, Iomega proposes to acquire 100% of the issued and outstanding equity interests in ExcelStor, from the Selling Shareholders, in exchange for a number of shares of Iomega’s common stock (utilizing the treasury stock method) that will represent, in the aggregate, approximately 60% of the issued and outstanding capital stock of Iomega immediately following the completion of the transactions.  Iomega and the Selling Stockholders are in the process of preparing the required filings for obtaining the necessary regulatory and stockholder approvals for the business combination.

As required by the ExcelStor Purchase Agreement, before entering into discussions with or furnishing any information to EMC, Iomega will execute a confidentiality agreement with EMC.  As a matter of policy, and consistent with its obligations under the ExcelStor Purchase Agreement, Iomega will not be issuing any further press releases and will not be updating the market about the status of the EMC acquisition proposal or the course of any discussions with EMC until such time as further action on the part of Iomega is required, if at all, pursuant to the terms of the ExcelStor Purchase Agreement, nor will it comment upon any rumors with regard to the foregoing.

About Iomega
Iomega Corporation, headquartered in San Diego, is a worldwide leader in innovative storage and network security solutions for small and mid-sized businesses, consumers and others. The Company has sold more than 400 million digital storage drives and disks since its inception in 1980. Today, Iomega’s product portfolio includes industry leading network attached storage products, external hard drives, and its own award-winning removable storage technology, the REV® Backup Drive. OfficeScreen®, Iomega’s managed security services available in the U.S. and select markets in Europe, provides enterprise quality perimeter security and secure remote network access for SMBs, which help protect small enterprises from data theft and liability. To learn about all of Iomega’s digital storage products and managed services solutions, please go to the Web at www.iomega.com. Resellers can visit Iomega at www.iomega.com/ipartner.

Special Note Regarding Forward-Looking Statements

Statements contained in this release regarding the Company’s disclosure of information to, and discussions with, EMC regarding their acquisition proposal, and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All such statements are based upon information available to us as of March 17, 2008, and we disclaim any intention or obligation to update any such statements. Actual results could differ materially from current expectations.  For a list and description of risks and uncertainties associated with the Company’s business, see the Company’s reports filed from time to time by the Company with the U.S. Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Important Additional Information for Investors and Stockholders

In connection with the transaction with ExcelStor and the Selling Shareholders, the Company intends to file a proxy statement with the SEC. INVESTORS AND STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of the proxy statement (when it becomes available) and other documents filed by the Company at the SEC’s website at http://www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from the Company, by calling Investor Relations at (801) 332-3585 or by writing to Iomega Corporation, Attn: Investor Relations, 10955 Vista Sorrento Parkway, San Diego, CA 91230.

The Company, ExcelStor, the Selling Shareholders, and each of their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the transaction. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders filed with the SEC on April 13, 2007 and the Company’s Current Reports on Form 8-K filed with the SEC on September 27, 2007, November 8, 2007, December 12, 2007, December 20, 2007, January 23, 2008, and February 5, 2008. Certain directors and executive officers of the Company may have direct or indirect interests in the transaction due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the transaction. Additional information regarding the Company, ExcelStor, the Selling Shareholders, and the interests of each of their respective executive officers and directors in the transaction will be contained in the proxy statement regarding the transaction that will be filed by the Company with the SEC.

Copyright© 2008 Iomega Corporation. All rights reserved. Iomega, REV, and OfficeScreen are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries.  All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.